UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2016, Thermo Fisher Scientific (Finance I) B.V. (“Thermo Fisher International”), a direct, wholly-owned finance subsidiary of Thermo Fisher Scientific Inc. (the “Company”), issued €600,000,000 aggregate principal amount of Floating Rate Senior Notes due 2018 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3, as amended by the Post-Effective Amendment No. 1 thereto (File No. 333-209867), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “SEC”). The Notes are subject to a Paying Agency Agreement (the “Paying Agency Agreement”) and a Calculation Agency Agreement (the “Calculation Agency Agreement”), each dated as of August 9, 2016, between Thermo Fisher International and The Bank of New York Mellon, London Branch, as paying agent and calculation agent, respectively. The Company has fully and unconditionally guaranteed the Notes on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”). The Securities were issued under an indenture, dated as of August 9, 2016 (the “Base Indenture”), and the First Supplemental Indenture, dated as of August 9, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Securities was made pursuant to the terms of an Underwriting Agreement, dated August 2, 2016 (the “Underwriting Agreement”), among Thermo Fisher International, as issuer, the Company, as parent guarantor, and Merrill Lynch International, as underwriter. The Underwriting Agreement was separately filed with the SEC on August 2, 2016 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The Notes will mature on August 9, 2018. Interest on the Notes will be paid quarterly in arrears on February 9, May 9, August 9 and November 9 of each year, commencing on November 9, 2016, to holders of record on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings, Limited, Thermo Fisher International will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of Thermo Fisher International. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher International and rank senior in right of payment to any existing and future indebtedness of Thermo Fisher International that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of Thermo Fisher International to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries.

The Guarantee is a general unsecured obligation of the Company. The Guarantee ranks equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and will rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Guarantee. The Guarantee is also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and is structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries (other than, with respect to Thermo Fisher International, the Notes).

The Indenture contains limited affirmative and negative covenants of the Company and Thermo Fisher International. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of stock of the Company’s Principal Subsidiaries (as defined in the Indenture) and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of each of the Company and Thermo Fisher International to merge or consolidate or sell all or substantially all of their respective assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of Thermo Fisher International under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately €597.4 million after deducting the underwriting discount and estimated offering expenses. The Company intends to use a portion of the net proceeds of the offering to repay all of the outstanding indebtedness under the Company’s term loan facility, which the Company entered into on March 7, 2016 to help fund its acquisition of Affymetrix, Inc., which the Company acquired on March 31, 2016. The Company intends to use any remaining net proceeds for general corporate purposes, which may include, without limitation, repayment, redemption or refinancing of indebtedness, capital expenditures, funding of possible acquisitions, working capital, satisfaction of other obligations or the repurchase of its outstanding equity securities.

Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to the Company and Thermo Fisher International, has issued an opinion to the Company and Thermo Fisher International, dated August 9, 2016, regarding the legality of the Securities, and Linklaters LLP, Dutch counsel to Thermo Fisher International, has issued an opinion to Thermo Fisher International, dated August 9, 2016, regarding the Notes. Copies of these opinions are filed as Exhibits 5.1 and 5.2 hereto, respectively.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 4.1 and 4.2 hereto, respectively. The Paying Agency Agreement and the Calculation Agency Agreement are filed as Exhibits 4.3 and 4.4 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: August 9, 2016	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 9, 2016, among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of August 9, 2016, among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Paying Agency Agreement, dated as of August 9, 2016, among Thermo Fisher International, as issuer, and The Bank of New York Mellon, London Branch, as paying agent.

4.4	Calculation Agency Agreement, dated as of August 9, 2016, among Thermo Fisher International and The Bank of New York Mellon, London Branch, as calculation agent.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.2	Opinion of Linklaters LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

23.2	Consent of Linklaters LLP (contained in Exhibit 5.2 above).